                                7,500,000 Shares

                          Hospitality Properties Trust

                      Common Shares of Beneficial Interest

                             UNDERWRITING AGREEMENT



                                                                __________, 1995


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
DEAN WITTER REYNOLDS INC.
PRUDENTIAL SECURITIES INCORPORATED
SMITH BARNEY INC.
  As representatives of the
    several underwriters
    named in Schedule I hereto
  c/o Donaldson, Lufkin & Jenrette
    Securities Corporation
  140 Broadway
  New York, New York  10005

Dear Sirs:

          Hospitality Properties Trust, a Maryland real estate investment trust (the "Company"), proposes to issue and sell 7,500,000 common shares of beneficial interest, par value $0.01 per share (the "Firm Shares"), to the several underwriters named in Schedule I hereto (the "Underwriters"). The Company also proposes to issue and sell to the several Underwriters not more than 1,125,000 additional common shares of beneficial interest, par value $0.01 per share (the "Additional Shares"), if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares". The common shares of beneficial interest, par value $0.01 per share, of the

Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Shares".

          It is understood that pursuant to a Purchase-Sale and Option Agreement dated February 3, 1995 among the Company and certain affiliates of Host Marriott Corporation, as amended (the "Purchase Agreement"), the Company (i) acquired 21 hotel properties on March 25, 1995 (the "Original Initial Hotels") and (ii) proposes to acquire an additional 16 hotel properties contemporaneously with the offering and sale of the Firm Shares to the Underwriters (the "Additional Initial Hotels", and collectively with the Original Initial Hotels, the "Initial Hotels"). It is further understood that in connection with the acquisition of the Original Initial Hotels and the Additional Initial Hotels, respectively, the Company has entered into or will enter into, as the case may be, a series of transactions (the "Formation Transactions") generally described in the Prospectus referred to below under the captions "Prospectus Summary -- Formation of the Company", "Use of Proceeds", "Business -- Formation of the Company", "The Initial Lessee", "The Initial Leases", "The Manager", "The Management Agreements", "Advisors and The Advisory Agreement", pursuant to which the Company shall (i) acquire the 37 Initial Hotels, (ii) lease the 37 Initial Hotels to a limited purpose wholly owned subsidiary of Host Marriott Corporation pursuant to separate operating leases (the "Initial Leases"), (iii) obtain and assign rights arising under separate management agreements with a wholly owned subsidiary of Marriott International, Inc., (the "Management Agreements") in respect of the 37 Initial Hotels, (iv) enter into an advisory agreement with HRPT Advisors, Inc. with respect to the Company's operations (the "Advisory Agreement"), (v) repay borrowings (the "HRP Loan") from Health and Retirement Properties Trust ("HRP") made to fund the acquisition of the Original Initial Hotels, (vi) issue and sell 3,960,000 Common Shares to HRP and 250,000 Common Shares to HRPT Advisors, Inc., at a price of $25.00 per share (the "Concurrent Registered Offering"), and (vii) enter into an acquisition line of credit in an aggregate amount of up to $200.0 million (together with a related interest rate agreement to be entered into in connection therewith, the "Acquisition Line") to fund a portion of the cost of acquiring the Additional Initial Hotels, to repay a

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portion of the HRP Loan and to fund future acquisitions of hotel properties by the Company.

          The principal documents required to be executed and delivered by the Company and HRP in order to consummate the Formation Transactions (including, without limitation, this Agreement, the Purchase Agreement, the Initial Leases, the Management Agreements, the Advisory Agreement and the Acquisition Line) are hereinafter collectively referred to as the "Transaction Documents" and singly as a "Transaction Document". Each Transaction Document constituting an agreement is hereinafter referred to as a "Transaction Agreement". Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Prospectus referred to below under the caption "Glossary".

          1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-11 (File No. 33-92330) including a prospectus relating to the Shares, which may be amended. The registration statement as amended at the time when it becomes effective, including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement"; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus".

          2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a price per share of $______ (the "Purchase Price") the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Additional Shares and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,125,000





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

Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

          3. Terms of Public Offering. The Company is advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

          4. Delivery and Payment. Delivery to the Underwriters of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on the fourth business day (the "Closing Date") following the date of the initial public offering, at such place as you shall designate. The Closing Date and the location of delivery of and the form of payment for the Firm Shares may be varied by agreement between you and the Company. Simultaneously with payment for the Firm Shares in New York, a closing of the other transactions constituting the Formation Transactions (other than transactions specifically relating to the acquisition of the Original Initial Hotels which were completed on March 25, 1995) will occur at the offices of





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Sullivan & Worcester in Boston, Massachusetts.  In addition, on the Closing
Date, the Company will pay a structuring fee to each Representative as follows:
(i) $_____ to Donaldson, Lufkin & Jenrette Securities Corporation, (ii) $_____ to Dean Witter Reynolds Inc., (iii) $_____ to Prudential Securities Incorporated and (iv) $_____ to Smith Barney Inc. In addition, in connection with the establishment of the Acquisition Line and the offering contemplated hereby, the Company will pay an additional combined advisory and facility fee to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") as follows: (i) $_________ on the Closing Date and (ii) $________ on the 35th day following the Closing Date; provided that such additional fee in the case of clause (ii) shall not be payable if (a) no borrowing or borrowings shall have been made under the Acquisition Line prior to such date and (b) the Company has prior to such date notified DLJSC in writing of its election to cancel and terminate the Acquisition Line.

          Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as you shall designate at 10:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 (an "Option Closing Date"). Any such Option Closing Date and the location of delivery of and the form of payment for such Additional Shares may be varied by agreement between you and the Company.

          Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the applicable Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the Company, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by certified or official bank checks payable in New York Clearing House funds to the order of the Company.





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

          5.   Agreements of the Company.  The Company agrees with you:

          (a) To use its best efforts to cause the Registration Statement to become effective at the earliest possible time.


          (b) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information,
     (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

          (c) To furnish to you, without charge, five signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

          (d) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you





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     shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause the same to become promptly effective.

          (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the opinion of Davis Polk & Wardwell a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

          (f) If, during the period specified in paragraph (e), any event shall occur as a result of which, in the opinion of Davis Polk & Wardwell, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

          (g) Prior to any public offering of the Shares, (i) to effect the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities, Blue Sky or real estate syndication laws of such jurisdictions as you may request, (ii) to continue such qualification in effect so long as required for distribution of the Shares, (iii) to file such consents to service of process or other documents as may be necessary in order





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     to effect such registration or qualification and (iv) to cooperate with you and Davis Polk & Wardwell in connection with the review of the offering of the Shares contemplated hereby and the Concurrent Registered Offering by the National Association of Securities Dealers, Inc. ("NASD").

          (h) To make generally available to its shareholders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement which shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

          (i)  During the period of five years after the date of this Agreement,
     (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Common Shares a financial report of the Company and its subsidiaries, if any, on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

          (j) During the period referred to in paragraph (i), to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the holders of Common Shares or





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     filed with the Commission and such other publicly available information concerning the Company and its subsidiaries, if any, as you may reasonably request.

          (k) To pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e), (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (e), (iii) the printing and delivery of this Agreement, the Preliminary and Final Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares (including in each case any disbursements of counsel to the Company or counsel for the Underwriters relating to such printing and delivery), (iv) the registration or qualification of the Shares for offer and sale under the securities, Blue Sky or real estate syndication laws of the several states (including in each case the fees and disbursements of counsel for the Company or counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the NASD in connection with the offering of the Shares contemplated hereby and the Concurrent Registered Offering, (vi) the listing of the Shares on the New York Stock Exchange ("NYSE") and (vii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold.

          (l) To use its best efforts to have its Common Shares listed on the NYSE and maintain such listing for a period of five years after the Closing Date hereunder.

          (m) To use its best efforts to qualify and to elect to qualify, effective as of the Closing Date and thereafter to continue to meet the requirements to





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     qualify as a real estate investment trust ("REIT") under the Internal
     Revenue Code of 1986, as amended (the "Code").

          (n) To file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the Act.

          (o) To use the net proceeds received by it from the sale of the Shares, the sale of Common Shares in the Concurrent Registered Offering and borrowings, if any, under the Acquisition Line in the manner specified in the Prospectus under "Use of Proceeds."

          (p) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

          6. Representations and Warranties. Each of the Company and HRP represents and warrants to each Underwriter that:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were





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     made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act; and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland and has the power and authority to acquire and own the Initial Hotels and to lease such Initial Hotels to others and to conduct its business, all as described in the Prospectus, and is duly qualified and in good standing as a foreign trust authorized to do business in each jurisdiction in which the Initial Hotels are located and such qualification and authorization is required.

          (e)  The Company has no subsidiaries.

          (f) All the outstanding Common Shares of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights. The Company has no outstanding Preferred Shares of Beneficial Interest. There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or





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     liens related to or entitling any person to purchase or otherwise to acquire any Common Shares of, or other ownership interest in, the Company except as otherwise disclosed in the Registration Statement.

          (g) The authorized capital of the Company, including the Common Shares, conforms as to legal matters to the description thereof contained in the Prospectus.

          (h) The Company is not in violation of its Declaration of Trust or Bylaws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company to which it is a party or by which it or its property is bound.

          (i) This Agreement has been duly authorized, executed and delivered by the Company and HRP and constitutes a valid and binding agreement of the Company and HRP enforceable against each of them in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting the enforceability of creditor's rights and general principles of equity.

          (j) Each Transaction Document (other than this Agreement) will be duly authorized, executed and delivered by the Company or HRP, as the case may be, on or prior to the Closing Date and each Transaction Agreement will constitute a valid and binding agreement of the Company or HRP, as the case may be, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting the enforceability of creditor's rights and general principles of equity.

          (k) The execution by the Company of each Transaction Document to which it is a party and the delivery by the Company of, and the performance by the Company of its obligations under, each Transaction





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

     Document to which it is a party and the consummation of the transactions contemplated hereby and thereby will not contravene any provision of applicable law or (i) the Declaration of Trust or Bylaws of the Company,
     (ii) any agreement or other instrument binding upon the Company that is material to the Company or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, except such as would not have a material adverse effect on the Company.

          (l) No consent, approval, authorization or order of, or qualification with, any governmental body or agency and no consent, approval or authorization of any person other than the Company is required for the execution, delivery or performance by the Company of its obligations under each Transaction Document to which it is a party or the consummation of the transactions contemplated hereby and thereby, except such as may be required and will be obtained on or prior to the Closing Date and such as may be required by the securities or Blue Sky laws or real estate syndication laws of the various states in connection with the offer and sale of the Shares and, in the case of the performance thereof, except as are contemplated by the express terms of such Transaction Document to occur after the Closing Date and except (x) such as are otherwise described in the Prospectus and (y) such that the failure to obtain would not have a material adverse effect on the Company.

          (m) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects of the Company from that set forth in the Prospectus.

          (n) There are no legal or governmental proceedings pending or, to the knowledge of the Company after due inquiry, threatened to which the Company is a party or to which any of the Initial Hotels is subject that are required to be described in the Registration





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

     Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (o) The Company has and, as of the Closing Date after giving effect to the Formation Transactions will have, all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made or, as of the Closing Date after giving effect to the Formation Transactions, will have made, all declarations and filings with all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals having jurisdiction over the Company or its properties, necessary to own, lease, license and use its properties and assets, and the properties and assets proposed to be acquired by it in the Formation Transactions, and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company.

          (p) Host, as lessee of the Original Initial Hotels, is not in default under the Initial Leases relating thereto and there has not occurred any event which, but for the passage of time or the giving of notice or both, would constitute an event of default under such Initial Leases. To the best knowledge of the Company, Marriott, as manager of the Original Initial Hotels, is not in default under the Management Agreements relating thereto and there has not occurred any event which, but for the passage of time or the giving of notice or both, would constitute an event of default under such Management Agreements. To the best knowledge of the Company, Host and Marriott have and, as of the Closing Date after giving effect to the Formation Transactions will have, all permits, licenses, approvals, certificates, franchises and authorizations of governmental or regulatory authorities as may be necessary to lease, operate or manage the Initial Hotels in the manner described in or contemplated by the Prospectus.

          (q) The Company has received and reviewed certain environmental reports on each Initial Hotel's property, has obtained certain representations and warranties





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     relating to environmental matters from the Sellers of the Initial Hotels set forth in the Purchase Agreement and has conducted physical inspections of each Initial Hotel's property. Except as described in the Prospectus,
     (i) the Company, and, to its knowledge, each Initial Hotels' property, is, and as of the Closing Date after giving effect to the Formation Transactions will be, in compliance with all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment, hazardous toxic substances and wastes, pollutants and contaminants ("Environmental Laws"), (ii) the Company, or, to its knowledge, Host or Marriott, has received, or as of the Closing Date after giving effect to the Formation Transactions will receive, all permits, licenses or other approvals required under applicable Environmental Laws to conduct the respective hotel businesses presently conducted at each such property and (iii) the Company or, to its knowledge, Host or Marriott, is, or as of the Closing Date after giving effect to the Formation Transactions will be, in compliance with all terms and conditions of any such permit, license or approval, except, in respect of clauses (i), (ii) and (iii), as otherwise disclosed in the Prospectus or as would not, singly or in the aggregate, have a material adverse effect on the Company or any individual Initial Hotel's property.

          (r) To the best knowledge of the Company, except as described in the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, remediation or closure of properties or compliance with Environmental Laws and any potential liabilities to third parties) that, as of the date hereof, would, or as of the Closing Date after giving effect to the Formation Transactions, will, singly or in the aggregate, have a material adverse effect on the Company or any individual Initial Hotel's property.

          (s) The Company has received and reviewed engineering reports on each Initial Hotel's property, has obtained certain representations and warranties relating to engineering matters from the Sellers of the Initial Hotels set forth in the Purchase Agreement and has conducted physical inspections of each Initial Hotel's property. (1) Each Initial Hotel is not in violation of any applicable building code, zoning ordinance or other law or regulation, except where such violation of any applicable building code, zoning ordinance or other law or regulation would not, singly or in the aggregate, have a material adverse effect on such Initial Hotel; (2) the Company has not received notice of any proposed material special assessment or any proposed change in any property tax, zoning or land use laws or availability of water affecting any Initial Hotel that would have, singly or in the aggregate, a material adverse effect on such Initial Hotel; (3) there does not exist any material violation of any declaration of covenants, conditions and restrictions with respect to any Initial Hotel that would have, singly or in the aggregate, a material adverse effect on such Initial Hotel, or any state of facts or circumstances or condition or event which could, with the giving of notice or passage of time, or both, constitute such a violation; (4) the improvements comprising any portion of each Initial Hotel (the "Improvements") are free of any and all material physical, mechanical, structural, design and construction defects that would have, singly or in the aggregate, a material adverse effect on such Initial Hotel and the mechanical, electrical and utility systems servicing the Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning) are in good condition and proper working order and are free of defects that would have, singly or in the aggregate, a material adverse effect on such Initial Hotel; and (5) the Company has taken reasonable steps to determine, and has determined (based on a review of accounting records prepared by the sellers of the Initial Hotels), that each of the Additional Initial Hotels is not a "Defective Property" for purposes of Section 2.5 of the Purchase Agreement.

          (t) Subsequent to the respective dates as of which financial information is given in the Registration Statement and the Prospectus, (1) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding Common Shares, nor has it declared, paid or otherwise made any dividend or distribution of any kind on its Common Shares (except for a dividend to HRP to be effected immediately prior to the Closing Date in the amount of its net income from inception to the Closing Date); and (3) there has not been any material change in the capital, short-term debt or long-term debt of the Company, except, in respect of clauses (1), (2) or (3) above, as described in or contemplated by the Prospectus.

          (u) (1) As of the Closing Date and after giving effect to the Formation Transactions, the Company will have good and marketable title in fee simple to all real property (or good and marketable leasehold interests with respect to the real property to be ground leased by the Company as described in the Prospectus) and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects, except (x) the Initial Leases, (y) such as would not have a material adverse effect on the Company or any Initial Hotel or
     (z) in the case of personal property located at certain Initial Hotels, such as are subject to equipment lease financing arrangements which have been entered into in the ordinary course of business and have an aggregate outstanding balance not in excess of $1 million; and (2) any real property to be held under ground lease by the Company after giving effect to the Formation Transactions will be held by it, as of the Closing Date, under valid, subsisting and enforceable ground leases with such exceptions as would not have a material adverse effect on the Company or any Initial Hotel.

          (v) The Company is, and after giving effect to the Formation Transactions, the Company and the Initial Hotels will be, insured in the manner described in the Prospectus by insurers of recognized financial responsibility (including in the case of Marriott, an affiliate of Marriott) against such losses and risks and in such amounts as are customary in the businesses in which the Company is engaged and proposes to engage and the Company has no reason to believe that it will not be able to renew such insurance coverage as and when such coverage expires or to obtain similar coverage as may be necessary to continue its business at economically viable rates, except as described in or contemplated by the Prospectus.

          (w) The Company has complied with all provisions of Section 517.075 Florida Statutes (Chapter 92-198; Laws of Florida).

          (x) The assets of the Company do not constitute, and as of the Closing Date and after giving effect to the Formation Transactions, will not constitute, "plan assets" under the Employee Retirement Income Security Act of 1974, as amended.

          (y) As of the Closing Date and after giving effect to the Formation Transactions, the Company will be organized and intends to operate in a manner so as to qualify as a REIT under Sections 856 through 860 of the Code, and the Company will elect to be taxed as a REIT under the Code effective for the fiscal year ending December 31, 1995.

          (z) Except as provided by this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finders fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

          (aa) The financial statements of the Company and the combined financial statements and schedules of the Initial Hotels included in the Registration Statement and the Prospectus fairly present the financial position of the Company and the Initial Hotels, respectively, and their results of operations and changes in financial condition, respectively, as of the dates and periods therein specified. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Financial and Operating Data" in the Prospectus fairly present, on the basis stated in the

     Prospectus, the information included therein. The unaudited pro forma financial statements included in the Registration Statement comply in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X of the Commission and the pro forma adjustments have been properly applied to the historical amounts in the compilation of that data.

          (bb) On or prior to the Closing Date, all of the Formation Transactions described or contemplated under the caption "Business -- Formation of the Company" in the Prospectus shall have occurred or shall occur contemporaneously with the closing contemplated hereby.

          (cc) As of the Closing Date, the Company will have obtained an ALTA Extended Coverage Owner's Policy of Title Insurance (or an irrevocable commitment to issue such a policy) on all of the Initial Hotels and such title insurance is or will be in full force and effect.

          (dd) On the Closing Date after giving effect to the Formation Transactions, the Company will have no indebtedness for money borrowed except (i) equipment financing arrangements in respect of personal property located at certain Initial Hotels which have been entered into in the ordinary course of business and have an aggregate outstanding balance not in excess of $1 million and (ii) the borrowings to be made under the Acquisition Line to fund a portion of the costs of acquisition of the Additional Initial Hotels or to repay a portion of the HRP Loan as described in or contemplated by the Prospectus.

          (ee) The Shares have been approved for listing on the NYSE, subject to official notice of issuance.

          (ff) Except as otherwise contemplated by this Agreement, the Company has not directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or
     (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares or

     (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (gg) Arthur Andersen LLP are independent public accountants with respect to the Company as required by the Act.

          (hh) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (ii) No holder of any security of the Company has any right to require registration of Common Shares or any other security of the Company.

          (jj) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission.

          7. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriters furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein; provided that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages, liabilities or judgments purchased the Shares if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus and a copy of the Prospectus shall not have been furnished to such person at or prior to the written confirmation of the sale of such Shares to such person.

          (b) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Underwriter shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than ten business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and its trustees or officers who sign the Registration Statement (or any person named in the Registration Statement as having agreed to become a trustee of the Company) and any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, its trustees (or a named proposed trustee) or officers or persons controlling the Company based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company (except that if the

Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its trustees (or a named proposed trustee) or officers and persons controlling the Company shall have the rights and duties given to the Underwriter, by Section 7(b) hereof.

          (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation

(even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 7(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

          8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties set forth in Section 6 of this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (b) The Registration Statement shall have become effective not later than 5:00 P.M., New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

          (c)(i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company; (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any change, or any development involving a prospective material adverse change, in the capital or in the long-term debt of the Company from that set forth in the Registration Statement and Prospectus (other than in connection with the Formation Transactions as described in and contemplated by the Registration Statement and the Prospectus); (iii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, none of the Initial Hotels shall have sustained any material loss or casualty due to fire, flood, earthquake, hurricane, tornado, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (iv) on the Closing Date you shall have received a certificate dated the Closing Date, signed by the President and Chief Financial Officer of the Company, confirming the matters set forth in paragraphs (a), (b) and (c) of this Section 8.

          (d) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Sullivan & Worcester, counsel for the Company, to the effect that:

               (i) the Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland and has the power and authority to acquire and own the Initial Hotels and to lease such Initial Hotels to others and to conduct its business, all as described in the Prospectus;

               (ii) to the best of such counsel's knowledge, the Company has no subsidiaries;

                  (iii) all the outstanding Common Shares have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

                   (iv) the Shares have been duly authorized, and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance of such Shares is not subject to any preemptive or similar rights;

                     (v) the Company has no outstanding Preferred Shares of Beneficial Interest;

                    (vi) to the best of such counsel's knowledge, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any Common Shares of, or other ownership interest in, the Company except as otherwise disclosed in the Registration Statement;

                   (vii) the authorized capital of the Company, including the Common Shares, conforms as to legal matters to the description thereof contained in the Prospectus;

                  (viii) the statements under the captions "Business -- Purchase Agreement", " -- Purchase Options", " -- Regulatory Matters", "The Initial Leases", "The Management Agreements", "Advisors and the Advisory Agreement", "Management", "Description of the Shares" and "Summary of the Declaration of Trust" in the Prospectus and Items 32 and 33 of Part II of the Registration Statement, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

                    (ix) the statements under the captions "Federal Income Tax Considerations", "Certain

                 United States Tax Considerations for Non-U.S. Holders of Shares" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts" in the Prospectus, insofar as such statements constitute a summary of legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

                     (x) the Registration Statement has become effective under the Act and, to the best of such counsel's knowledge, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the knowledge of such counsel, pending before or contemplated by the Commission;

                    (xi) the Company is not in violation of its Declaration of Trust or Bylaws and, to the best of such counsel's knowledge, after due inquiry, the Company is not in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company to which it is a party or by which it or its property is bound;

                   (xii) this Agreement has been duly authorized, executed and delivered by the Company and HRP and is a valid and binding agreement of the Company and HRP enforceable against each of them in accordance with its terms, except as enforceability of any indemnification provisions contained therein may be limited under federal or state securities laws;

                   (xii) each Transaction Document (other than this Agreement) executed by the Company or HRP, as the case may be, has been duly authorized, executed and delivered by it;

                   (xiv) no consent, approval, authorization or order of, or qualification with, any United States federal, Massachusetts or

                 Maryland governmental body or agency (other than any Massachusetts or Maryland body or agency dealing with securities laws, as to which such counsel need not express an opinion) is required for the execution, delivery or performance by the Company of its obligations under each Transaction Document to which it is a party or the consummation of the transactions contemplated thereby;

                    (xv) to the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company is a party or to which any of the Initial Hotels is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, nor any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                   (xvi) to the best of such counsel's knowledge, the Company, as owner of the Initial Hotels, Host, as lessee of the Initial Hotels, and Marriott, as manager of the Initial Hotels, have all permits, licenses, approvals, certificates, franchises and authorizations of governmental or regulatory authorities as may be necessary to own, lease, operate or manage the Initial Hotels in the manner described in or contemplated by the Prospectus;

                  (xvii) such counsel confirms as of the Closing Date its opinions filed as Exhibits 5.1 and 8.1 to the Registration Statement;

                  (xviii) (1) the Registration Statement and the
                 Prospectus and any supplement or amendment thereto (except for financial statements and schedules as to which no opinion need be expressed) comply as to form in all material respects with the Act, and (2) such counsel believes that (except for financial statements and schedules, as aforesaid) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supplemented, if applicable (except for financial statements and schedules, as aforesaid) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 In giving such opinion with respect to the matters covered by clause (xviii), such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                 In rendering their opinion, such counsel may rely on an opinion dated the Closing Date of Piper & Marbury as to matters governed by the laws of the State of Maryland.

                 The opinions of Sullivan & Worcester and Piper & Marbury described in paragraph (d) above shall be rendered to you at the request of the Company and shall so state therein.

                 (e) You shall have received on the Closing Date an opinion, dated the Closing Date, of Davis Polk & Wardwell, counsel for the Underwriters, as to the matters referred to in clauses (iv), (viii) (but only with respect to the statements under the caption "Underwriting"), (xii) (but only as to due authorization, execution and delivery) and clause (xviii) of the foregoing paragraph (d).

                 In giving such opinion with respect to the matters covered by clause (xviii), such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                 In rendering their opinion, such counsel may rely on an opinion dated the Closing Date of Piper & Marbury as to matters governed by the laws of the State of Maryland.

                 (f) You shall have received a letter on and as of the Closing Date, in form and substance satisfactory to you, from Arthur Andersen LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially in the form and substance of the letter delivered to you by Arthur Andersen LLP on the date of this Agreement.

                 (g) The Company shall have delivered to you on the date hereof agreements executed by (i) HRP and (ii) HRPT Advisors Inc., pursuant to which each such person shall have agreed not to offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any Common Shares, for a period of two (2) years after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, and such agreements shall be in full force and effect on the Closing Date. In such agreements, each such person shall also agree to take all action necessary to cause its trustees, directors or officers to comply with the terms of such agreements as if such persons were parties thereto.

                 (h) You and your counsel shall have received copies of current commitments for title insurance with respect to each Additional Initial Hotel containing the irrevocable commitment of the issuing title insurance company to issue an owner (or leasehold owner) policy of title insurance to the Company with respect to each such Initial Hotel, in an amount not less than the purchase price to be paid by the Company for the real property comprising such Initial Hotel, insuring that the Company is vested with good and marketable title in fee simple to each such Initial Hotel (or with respect to ground leased Initial Hotels described in the Prospectus, good and marketable leasehold interests) free and clear of all liens, encumbrances and defects, except (x) the Initial Leases or (y) such as would not have a material effect on the Company.

                 (i) All of the Transaction Documents shall have been executed and, if applicable, delivered contemporaneously with or prior to the sale of the Firm Shares.

                 (j) The Formation Transactions shall be consummated prior to (in the case of Common Shares to be issued and sold in the Concurrent Registered Offering) or contemporaneously with the issuance and sale of the Firm Shares hereunder.

                 (k) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

                  9. Effective Date of Agreement and Termination. This Agreement shall become effective upon the later of (i) execution of this Agreement and (ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

                 This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any adverse change or development involving a prospective adverse change in the condition, financial or otherwise, of the Company or the earnings, affairs, or business prospects of the Company, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the NYSE, the American Stock Exchange or the NASDAQ National Market System or limitation on prices for securities on any such exchange or National Market System, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

                 If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or

Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter.
If on the Closing Date or on an Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares, or Additional Shares, as the case may be, and the aggregate number of Firm Shares or Additional Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

                 10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to Hospitality Properties Trust, 400 Centre Street, Newton, MA 02158, Attention:
President, (b) if to HRP, to Health and Retirement Properties Trust, 400 Centre Street, Newton, MA 02158, Attention: President, and (c) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 140 Broadway, New York, New York 10005, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

                 The parties hereto agree, for purposes of Section 6(b),
Section 7 and any other provision of this Agreement, that the only information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto is the information furnished by the Representatives included in the Prospectus, (i) in the legend relating to stabilization on the inside front cover page, (ii) listing the names of each Underwriter under the caption "Underwriting" and (iii) in the third paragraph under the caption "Underwriting" in the Prospectus.

                 The respective indemnities, contribution agreements, representations, warranties and other statements of HRP, the Company, its officers and trustees and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of HRP, the Company, or its officers or trustees, (ii) acceptance of the Shares and payment for them hereunder and
(iii) termination of this Agreement.

                 If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company and HRP agree to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

                 Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, HRP, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

                 This Agreement shall be governed and construed in accordance with the laws of the State of New York.

                 This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                 Please confirm that the foregoing correctly sets forth the agreement among the Company, HRP and the several Underwriters.


                                  Very truly yours,

                                  HOSPITALITY PROPERTIES TRUST


                                  By
                                    -----------------------------
                                     Name:
                                     Title:


                                  HEALTH AND RETIREMENT PROPERTIES TRUST


                                  By
                                    -----------------------------
                                     Name:
                                     Title:



DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
DEAN WITTER REYNOLDS INC.
PRUDENTIAL SECURITIES INCORPORATED
SMITH BARNEY INC.

Acting severally on behalf of
  themselves and the several
  Underwriters named in
  Schedule I hereto

By DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION


   By
     ---------------------------
      Name:
      Title:

                                                                      SCHEDULE I





                                                     Number of Firm Shares
Underwriters                                            to be Purchased
- ------------                                         ---------------------
Donaldson, Lufkin & Jenrette
  Securities Corporation
Dean Witter Reynolds Inc.
Prudential Securities Incorporated
Smith Barney Inc.





                                                     ---------------------

                                  Total                    7,500,000
                                                     =====================